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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ___________________


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                December 22, 2004


                       THE CHEESECAKE FACTORY INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)


            Delaware                  0-20574                 51-0340466
  (State or other jurisdiction   (Commission File           (IRS Employer
        of incorporation)             Number)              Identification No.)

                                26950 Agoura Road
                        Calabasas Hills, California 91301
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (818) 871-3000

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 -- OTHER EVENTS

ITEM 1.01  OTHER EVENTS

     On December 22, 2004, the Compensation Committee of the Company's Board of Directors approved an employment agreement with its Chief Executive Officer and Chairman of the Board, David M. Overton. This agreement replaces a prior agreement with the Company that had expired.

     Pursuant to Item 1.01 of Form 8-K, the following is a brief description of the terms and conditions of the agreement that may be considered material to the Company. The description is not a complete description of all the terms and conditions of the agreement and is qualified in its entirety by reference to the agreement, which the Company will file as an exhibit to the Company's next periodic report under the Securities and Exchange Act of 1934, as amended.

     The agreement has an initial term of five fiscal years and will be extended automatically for one additional year on each anniversary date (beginning on the fifth anniversary date) unless either party gives notice not to extend. Under the agreement, the Company will pay Mr. Overton an initial salary at the annual rate of $550,000 per year. This rate shall be increased by $82,000 in the second year and $50,000 each year thereafter. While employed by the Company, Mr. Overton will be eligible to participate in the Company's Annual Performance Incentive Plan and equitably with other executive officers in any Company plan relating to pension, thrift, profit sharing, life insurance, medical coverage, education or other retirement or employee benefits. He will also be entitled to receive all other fringe benefits that are provided to the Company's executive officers. Mr. Overton will be eligible to receive future stock option grants and the Company has agreed to grant options to purchase not less than 100,000 shares of the Company's common stock during each 12-month period during the term of the agreement beginning after the first 12 months of the agreement. If on the later of the termination of his full-time employment or consulting services any installment of options is not then exercisable and Mr. Overton has not been terminated for "cause" (as defined in the agreement), the installment shall become immediately exercisable subject to expiration or termination as set forth in the option plan or agreement. While employed by the Company, Mr. Overton will be entitled to disability income insurance coverage in an amount made available to the Company's other executive officers, with all premiums paid by the Company. The Company has also agreed to seek to maintain director and officer liability insurance while he is employed and to maintain that insurance for a period of at least 36 months following his date of termination. If Mr. Overton's employment is terminated for any reason (other than "cause" or his voluntary resignation other than for a "good reason" (as defined in the agreement)), he or his estate will be entitled to receive a lump sum payment equal to three times his base salary. If, during the first 18 months after a "change in control" (as defined in the agreement) of the Company, Mr. Overton voluntarily gives notice of termination of his employment for any reason or non-renewal or he otherwise terminates employment (other than due to death or permanent disability) or is terminated by the Company without cause, he will be entitled to receive a lump sum payment equal to the greater of $2 million or three times his base salary, and the Company will also pay for certain health and life insurance benefits for Mr. Overton and his dependents for an additional 36 months. In the event that any payment or benefit paid or payable to Mr. Overton under the agreement is subject to any excise tax in connection with the "excess parachute payment" provisions of the Internal Revenue Code, Mr. Overton is entitled to receive an additional "gross-up" payment from the Company such that the after-tax proceeds of the payment to Mr. Overton will be sufficient to pay any such excise tax in full. If Mr. Overton's full-time employment by the Company is terminated for any reason, except by reason of death, permanent disability, cause or voluntary resignation of Mr. Overton (and the provisions relating to change in control are not applicable), he may elect to provide consulting services to the Company for a period of up to 120 months. If he elects to provide consulting services, he will be obligated to provide not less than 60 hours of services per month and shall paid at an annual rate equal to 70% of his base salary for the period immediately prior to the termination of his employment. While providing consulting services, Mr. Overton and his dependents will be entitled to participate in the Company's life, medical and dental insurance benefits that the Company has adopted for its executive officers. If he and his dependents are not eligible under the terms of such coverage, the Company will seek to obtain substantially similar individual coverage. Mr. Overton will also be entitled to an annual founder's retirement benefit during his lifetime and ceasing upon his death equal to 20% of his base salary (in effect immediately prior to termination) for the first ten years after termination of his full time employment and 40% of his base salary (in effect immediately prior to termination) for each year after the first ten years until his death. This benefit shall not be payable if Mr. Overton's employment is terminated for cause or he materially violates any of his duties of confidentiality, non-competition or non-solicitation set forth in the agreement. Payment of this retirement benefit commences after the termination of his full-time employment.

     The founder's benefit is an unfunded, unsecured promise to pay benefits in the future, and Mr. Overton shall have no right or interest in any specific assets of the Company by virtue of this obligation.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 22, 2004                     THE CHEESECAKE FACTORY INCORPORATED



                                             By: /s/ MICHAEL J. DIXON
                                                 -------------------------------
                                                 Michael J. Dixon
                                                 Senior Vice President and Chief
                                                 Financial Officer



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